                               70,000,000 Shares

                              IMMUNEX CORPORATION

                                  Common Stock
                          (par value $0.01 per share)

                            UNDERWRITING AGREEMENT




November 9, 2000

November 9, 2000


Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Robertson Stephens, Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:

          Immunex Corporation, a Washington corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), and certain shareholders of the Company (the "Selling Shareholders") named in Schedule II hereto severally propose to sell to the several Underwriters, an aggregate of 70,000,000 shares of the Common Stock, par value $0.01 per share, of the Company (the "Firm Shares"), of which 20,000,000 shares are to be issued and sold by the Company and 50,000,000 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule II hereto.

          MDP Holdings, Inc., a Delaware corporation and one of the Selling Shareholders named in Schedule II hereto ("MDP"), also proposes to sell to the several Underwriters not more than an additional 10,500,000 shares of the Common Stock, par value $0.01 per share, of the Company (the "Additional Shares"), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of Common Stock, par value $0.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock". The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "Sellers".

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-43354), including a prospectus, relating to 70,000,000 of the Shares. The Company has filed or will file with the Commission, prior to the time the Prospectus Supplement (as hereinafter defined) was or will be printed and distributed to the Underwriters, a registration statement satisfying the requirements of Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") covering 10,500,000 additional Shares, and, assuming no confirmations were sent or given prior to such filing, such registration statement has or will become effective upon its filing on or prior to 10:00 p.m., Eastern time, on the date of this Agreement. The term "Registration Statement" means such registration statement No. 333-43354, as amended to the date of this Agreement, and such registration statement filed pursuant to Rule 462(b), including in each case the exhibits thereto. The Company shall promptly after the filing of such registration statement pursuant to Rule 462(b) file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Shares pursuant to Rule 424 under the Securities Act. The term "Basic Prospectus" means the prospectus included or incorporated in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to some or all of the Shares, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters and the Selling Shareholders that:

          (a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the knowledge of the Company, no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the preliminary prospectus or the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the preliminary prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the preliminary prospectus and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the preliminary prospectus or the Prospectus based upon information relating to any Underwriter or the Selling Shareholders furnished to the Company in writing by such Underwriter through you or the Selling Shareholders, respectively, expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiary, taken as a whole.

          (d) The subsidiary of the Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiary, taken as a whole. All of the issued shares of capital stock of the Company's subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The authorized capital stock of the Company conforms to the description thereof contained in the Prospectus under the caption "Description of Capital Stock".

          (g) The issuance of the shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company has been duly authorized and such shares of Common Stock are validly issued, fully paid and non-assessable.

          (h) The issuance of the Shares to be sold by the Company has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, the Shares to be sold by the Company will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or its subsidiary that is material to the Company and its subsidiary, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or made under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any further amendments or supplements thereto subsequent to the date of this Agreement).

          (k) There are no legal or governmental proceedings that are required to be described in the Registration Statement, the preliminary prospectus or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the preliminary prospectus or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

          (l) The preliminary Basic Prospectus filed on August 9, 2000 as part of the Registration Statement complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (n) The Company and its subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiary, taken as a whole.

          (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiary, taken as a whole.

          (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiary have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiary, except in each case as described in the Prospectus.

          (q) The Company and its subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiary, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiary; and any real or personal property and buildings held under lease by the Company and its subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in the Prospectus.

          (r) Each of the Company and its subsidiary owns, is licensed to use, or otherwise possesses adequate rights to use (i) the patents described in the Prospectus as being owned by or licensed to the Company or its subsidiary or as necessary to conduct the business of the Company and its subsidiary in the manner presently conducted and as proposed to be conducted as described in the Prospectus (the "Company Patents"), (ii) the Company Patent Applications (as defined below) and (iii) the licenses, copyrights, trademarks, service marks, trade names, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) necessary to conduct the business of the Company and its subsidiary in the manner presently conducted and as proposed to be conducted as described in the Prospectus (together with the Company Patents and Company Patent Applications, the "Company Intellectual Property"); there is no Company Intellectual Property required to be described in the Prospectus that is not so described; the Company and its subsidiary are not obligated to pay any royalty, grant any license, or provide any other consideration to any third party in connection with the Company Intellectual Property other than royalties, licenses and other consideration that are not, singly or in the aggregate, material to the business or operations of the Company and its subsidiary, taken as a whole, or as disclosed in the Prospectus, and, except as disclosed in the Prospectus, neither the Company nor its subsidiary has received any notice of infringement or conflict with (and the Company does not know of any infringement or conflict with) asserted rights of others with respect to the Company Intellectual Property, in each case which would reasonably be expected to result in any material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiary, taken as a whole; and, except as disclosed in the Prospectus, the discoveries, inventions, products or processes of the Company and its subsidiary referred to in the Prospectus do not, to the knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company, which could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiary, taken as a whole. Except as described in the Prospectus, no third party, including any academic or governmental organization, possesses rights to the Company Intellectual Property which, if exercised, could enable such party to develop products competitive to those of the Company and its subsidiary or could reasonably be expected to have a material adverse effect on the ability of the Company and its subsidiary to conduct their business in the manner described in the Prospectus.

          (s) The Company and its subsidiary have duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the "USPTO") and applicable foreign and international patent authorities all patent applications of the Company and its subsidiary described in the Prospectus or necessary to conduct the business of the Company and its subsidiary in the manner presently conducted or as proposed to be conducted as described in the Prospectus (the "Company Patent Applications"); in connection with the filing of the Company Patent Applications, the Company and its subsidiary have complied with the USPTO's duty of candor and disclosure for the Company Patent Applications and has made no misrepresentation in the Company Patent Applications; the Company is unaware of any facts material to a determination of patentability regarding the Company Patent Applications not called to the attention of the USPTO; the Company is unaware of any facts not called to the attention of the USPTO which would preclude the grant of a patent for the Company Patent Applications; and the Company has no knowledge of any facts which would preclude it from having clear title to the Company Patent Applications.

          (t) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and its subsidiary that are described in the Registration Statement and the Prospectus were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, generally accepted professional scientific standards, except where the failure could not reasonably be expected to result in a material adverse effect on the Company and its subsidiary, taken as a whole; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and the Company has not received any notices or correspondence from the United States Food and Drug Administration ("FDA") or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company which termination, suspension or material modification could reasonably be expected to have a material adverse effect on the Company and its subsidiary, taken as a whole;

          (u) No material labor dispute with the employees of the Company and its subsidiary exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and, except as described in the Prospectus, the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse effect on the Company and its subsidiary, taken as a whole.

          (v) The Company and its subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company and its subsidiary are engaged; the Company and its subsidiary have not been refused any insurance coverage sought or applied for; and the Company and its subsidiary have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that could not have a material adverse effect on the Company and its subsidiary, taken as a whole.

          (w) The Company and its subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business as presently conducted, including without limitation, all such certificates, authorizations and permits required by the FDA, the Nuclear Regulatory Commission (the "NRC") or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals, biohazardous substances or radioactive materials, except for such certificates, authorizations and permits the failure of which to obtain would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiary, taken as a whole; and neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a material adverse effect on the Company and its subsidiary, taken as a whole. The Company and its subsidiary are in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing their business as currently conducted, including without limitation, all regulations prescribed by the FDA, the NRC or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals, biohazardous substances or radioactive materials, except where noncompliance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiary, taken as a whole.

          (x) The Company and its subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y) To the knowledge of the Company, Ernst & Young LLP are, and during the periods covering their report included or incorporated by reference in the Registration Statement and the Prospectus were, independent accountants with respect to the Company and its subsidiary as required by the Securities Act. The consolidated financial statements of the Company (together with the related notes thereto) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position and results of operations of the Company and its subsidiary at the respective dates and for the respective periods to which they apply, subject to normal year-end adjustments. Such financial statements (together with the related notes thereto) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise stated therein.

          (z) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (aa) Each of the (i) ENBREL Supply Agreement among the Company, American Home Products Corporation, a Delaware corporation ("AHP"), and Boehringer

     Ingelheim Pharma KG, dated as of November 5, 1998, as amended by Amendment No.1 to the Enbrel Supply Agreement among the Company, AHP and Boehringer Ingelheim Pharma KG, dated June 27, 2000, (ii) ENBREL Promotion Agreement between the Company and AHP, dated as of September 25, 1997, (iii) TNFR License and Development Agreement between the Company and the Wyeth-Ayerst Laboratories division of AHP, dated as of July 1, 1996, (iv) Product Rights Agreement among the Company, AHP and American Cyanamid Company, dated as of July 1, 1998, as amended by Amendment No. 1 to the Product Rights Agreement among the Company, AHP and American Cynamid Company, dated May 20, 1999,
     (v) Amended and Restated Governance Agreement, dated as of December 15, 1992, among the Company, American Cyanamid Company and Lederle Oncology Corporation, as amended by Amendment No. 1 to the Amended and Restated Governance Agreement among the Company, AHP and American Cyanamid Company, dated May 20, 1999, and further amended by Amendment No. 2 to the Amended and Restated Governance Agreement among the Company, AHP and American Cyanamid Company, dated August 9, 2000 (as amended, the "Governance Agreement"), (vi) Memorandum of Understanding for Helix Project Financing Guaranty between the Company and AHP, dated August 9, 2000, (vii) Short-term Allocation Agreement of ENBREL Supplies between AHP and the Company, dated August 9, 2000, and (viii) Memorandum of Understanding Regarding Long-Term Allocation of ENBREL Supplies between AHP and the Company dated August 9, 2000 (together, the "Related Party Contracts") is the legal, valid, binding and enforceable agreement of the Company, and is in full force and effect. Neither the Company nor, to the Company's knowledge, any other party is in breach or default with respect to any Related Party Contract, and, to the Company's knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any Related Party Contract. No party has repudiated any provision of any Related Party Contract.

          (bb) The subsidiary of the Company is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock or from repaying to the Company any loans or advances to such subsidiary from the Company, except as described in the Prospectus.

          (cc) Each of the Company and its subsidiary has filed all material foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for such tax, assessment, fine or penalty that is currently being contested in good faith or as described in the Prospectus.

          2.  Representations and Warranties of the Selling Shareholders.

     (a) The Selling Shareholders, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

          (i) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholders.

          (ii) The execution and delivery by the Selling Shareholders of, and the performance by the Selling Shareholders of their obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of either Selling Shareholder, or any agreement or other instrument binding upon either Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over either Selling Shareholder, other than any such contravention as would not have a material adverse effect on the ability of the Selling Shareholders to consummate the transactions contemplated herein, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholders of their obligations under this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained or made under the Securities Act and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (iii) Each of the Selling Shareholders has full corporate power, right and authority to sell the Shares to be sold by such Selling Shareholder hereunder. Immediately prior to the Closing Date, the Selling Shareholders will have good and valid title to the Shares to be sold by the Selling Shareholders hereunder, free and clear of all liens, encumbrances, equities or claims; and upon payment for and delivery of the Shares in accordance with this Agreement, the Underwriters will acquire all of the rights of the Selling Shareholders in the Shares to be sold by the Selling Shareholders hereunder and will acquire their interest in such Shares free of any "adverse claim" (as defined in Section 8-102 of the Uniform Commercial Code as adopted in the State of New York).

          (iv) Delivery of the Shares to be sold by the Selling Shareholders pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

     (b) The Selling Shareholders, jointly and severally, represent, warrant to and agree with each of the Underwriters and the Company that:

          (i) Each of the Related Party Contracts is the legal, valid, binding and enforceable agreement of AHP, and is in full force and effect. Neither AHP nor, to AHP's knowledge, any other party is in breach or default with respect to any

          Related Party Contract, and, to AHP's knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any Related Party Contract. No party has repudiated any provision of any Related Party Contract.

               (ii) (A) Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the preliminary prospectus and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in the case of clauses (A) and (B) only with reference to information relating to either of the Selling Shareholders furnished to the Company in writing by either of the Selling Shareholders expressly for use therein.

          3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $38.68 a share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, MDP agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 10,500,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify MDP and the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than five business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of this Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The Selling Shareholders hereby agree that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, they and their respective subsidiaries (other than the Company) will not, during the period ending 90 days after the date of this Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The two foregoing sentences shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or any convertible security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, (D) the issuance by the Company of up to 8,100,000 shares of Common Stock in connection with acquisitions or other strategic transactions, provided these shares of Common Stock are subject to the lock-up restrictions described in this paragraph, (E) the issuance by the Company of shares of Common Stock or options to purchase Common Stock to the Company's employees pursuant to the Company's stock option plan and employee stock purchase plan described in the Prospectus, or (F) the issuance by the Company to AHP of shares of Common Stock on a quarterly basis pursuant to the provisions of the Governance Agreement. In addition, the Selling Shareholders, agree that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, they will not, during the period ending 90 days after the date of this Agreement, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

          4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $ 39.75 a share (the

"Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $0.70 a share under the Public Offering Price.

          5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 15, 2000, or at such other time on the same or such other date, not later than November 16, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

          Payment for any Additional Shares shall be made to MDP in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in
Section 3 or at such other time on the same or on such other date, in any event not later than December 15, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the accuracy of the representations and warranties of the Sellers in this Agreement as of the Closing Date with the same force and effect as if made on such date.

          The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer, chief operating officer or chief financial officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Orrick, Herrington & Sutcliffe LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation under the laws of the State of Washington, has paid all excise taxes required by the Washington Department of Revenue, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiary, taken as a whole;

               (ii) the subsidiary of the Company has been duly incorporated, is validly existing as a corporation under the laws of the State of Washington, has paid all excise taxes required by the Washington Department of Revenue, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiary, taken as a whole. All of the issued shares of capital stock of the subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

               (iii) this Agreement has been duly authorized, executed and delivered by the Company;

               (iv) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof set forth under the caption "Description of Capital Stock" in the Prospectus;

               (v) the shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

               (vi) the issuance of the Shares to be sold by the Company has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, such Shares will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory or, to such counsel's knowledge, contractual, preemptive or similar rights;

               (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of federal or Washington statute or any rule or regulation issued pursuant to any federal or Washington statute, the articles of incorporation or bylaws of the Company or any Related Party Contract or any other agreement or other instrument filed as an exhibit to the Company's Annual Report on Form 10K for the year ended December 31, 1999, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, and any Current Report on Form 8-K filed since December 31, 1999, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or made under the Securities Act and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

               (viii) the statements (A) in the Prospectus under the captions "Business -Legal Proceedings", "Relationship with AHP", "Important United States Tax Consequences to Non-U.S. Holders of Common Stock" and "Underwriters", (B) in the Registration Statement in Items 14 and 15, (C) in "Item 3 - Legal Proceedings" of the Company's most recent Annual Report on Form 10-K incorporated by reference in the Prospectus and (D) in "Item 1 - Legal Proceedings" of Part II of each of the Company's quarterly reports on Form 10-Q filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (ix) such counsel does not know of any legal or governmental proceedings that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

               (x) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

               (xi) such counsel (A) is of the opinion that each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) has no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) each part of the Registration Statement, when such part became effective, contained and, as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (D) has no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Prospectus as of the date of the Prospectus Supplement and as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) The Underwriters shall have received on the Closing Date an opinion from Michael Kirschner, Esq., Vice President, Intellectual Property, of the Company in his capacity as an officer and senior internal counsel for intellectual property matters at the Company and not in his individual capacity, dated the Closing Date, to the effect that:

               (i) Except as described in the Prospectus and except to the extent the Company Patents and the Company Patent Applications are co-owned by the Company and other parties (provided such parties' co-ownership is not material to the Company and its subsidiary, taken as a whole), such counsel is unaware of any facts which would preclude the Company and its subsidiary from having clear title to any of the Company Patents and the Company Patent Applications;

               (ii) To such counsel's knowledge, neither the Company nor its subsidiary is infringing or otherwise violating any valid and enforceable patents of others material to the Company and its subsidiary, taken as a whole;

               (iii) To such counsel's knowledge, other than as set forth in the Prospectus, no third party, including any academic or governmental organization, possesses rights to the Company Patents, Company Patent Applications or the Company's patent rights which, if exercised, would have a material adverse effect on the Company and its subsidiary, taken as a whole;

               (iv) To such counsel's knowledge, except as described in the Prospectus, there are no legal or governmental proceedings pending or threatened against the Company or its subsidiary relating to the Company Patents which would have a material adverse effect on the Company and its subsidiary, taken as a whole;

               (v) To such counsel's knowledge, there are no patents or patent applications of the Company or its subsidiary or others that are material to the Company and its subsidiary, taken as a whole, that are not described in the Prospectus; and

               (vi) The statements in the Prospectus under the caption "Business-Patents, Licenses and Trademarks" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

               With respect to Section 6(d) above, such counsel may state in his opinion that, whenever a statement in such opinion is qualified by the phrase "to such counsel's knowledge", it means that, during the course of performing such counsel's duties as Vice President, Intellectual Property for the Company, no information has come to the attention of such counsel that has given such counsel actual knowledge of the inaccuracy of such statement and that such counsel has not performed an independent check or verification of such statement.

          (e) The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett, counsel for the Selling Shareholders, dated the Closing Date, to the effect that:

               (i) the Shares to be sold by the Selling Shareholders have been duly authorized by the Company and are validly issued, fully paid and nonassessable;

               (ii) the Selling Shareholders have full corporate power, right and authority to sell such Shares and the Underwriters will acquire all of the rights of the Selling Shareholders in the Shares to be sold by the Selling Shareholders hereunder and will also acquire their interest in such Shares free of any adverse claim;

               (iii) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;

               (iv) the sale of the Shares by the Selling Shareholders and the compliance by the Selling Shareholders with all of the provisions of this Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument identified on the annexed scheduled furnished to such counsel by the Selling Shareholders and which the Selling Shareholders have represented lists all material instruments to which either the Selling Shareholders is a party or by which either of the Selling Shareholders is bound or to which any of the property or assets of either of the Selling Shareholders is subject, nor will such action violate the Certificate of Incorporation or Bylaws of either Selling Shareholder or any federal or New York statute or the Delaware General Corporation Law (the "DGCL") or any rule or regulation issued pursuant to any federal or New York statute or the DGCL or any order known to such counsel issued pursuant to any federal or New York statute or the DGCL by any court or governmental agency or court having jurisdiction over either of the Selling Shareholders or any of their properties; and

               (v) no consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the DGCL or, to such counsel's knowledge, any federal or New York court or any Delaware court acting pursuant to the DGCL is required for the issue and sale of the Shares by the Selling Shareholders and the compliance by the Selling Shareholders with all of the provisions of this Agreement, except for the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

          Simpson Thacher & Bartlett may rely as to matters of Washington law upon the opinion of Orrick Herrington & Sutcliffe LLP referred to in
     Section 6(c) above.

          (f) The Underwriters shall have received on the Closing Date an opinion of Sullivan & Cromwell, counsel for the Underwriters, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass on such matters. Sullivan & Cromwell may rely as to matters of Washington law upon the opinion of Orrick Herrington & Sutcliffe LLP referred to in Section 6(c) above.

          With respect to Section 6(c)(xi) above, Orrick Herrington & Sutcliffe LLP may state that its opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          The opinions of Orrick, Herrington & Sutcliffe LLP, Michael Kirschner, Esq., and Simpson Thacher & Bartlett described in Sections 6(c), 6(d) and 6(e) above shall be rendered to the Underwriters at the request of the Company or either Selling Shareholder, as the case may be, and shall so state therein.

          (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than three business days prior to the date hereof.

          (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, 7 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 7(c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as you shall reasonably request, provided that the Company shall not be required to qualify as a foreign corporation, to file a consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction where it is not now qualified, required to file a consent or so subject.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the 12-month period ending September 30, 2001 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          8. Expenses. The expense allocation provisions of this Agreement shall not supersede or otherwise affect the provisions of the Governance Agreement or any other agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, (a) the Company agrees to pay or cause to be paid all expenses incident to the performance of its own obligations under this Agreement, and, except as provided in Section 8(b) and Section 9 entitled "Indemnification and Contribution," the Company agrees to pay or cause to be paid all expenses incident to the performance of the Selling Shareholders' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, provided, however, that the fees and disbursements of counsel for the Underwriters incurred in connection with the qualification of the Shares under state securities or Blue Sky laws shall not exceed $10,000, (v) the cost of printing certificates representing the Shares,
(vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 16.7% of the cost of any aircraft chartered in connection with the road show. and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section and (b) the Selling Shareholders agree to pay or cause to be paid all other expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Selling Shareholders' counsel, (ii) 33.3% of the cost of any aircraft chartered in connection with the road show and (iii) all other costs and expenses incident to the performance of the obligations of the Selling Shareholders hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution," and the last two paragraphs of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make and 50% of the cost of any aircraft chartered in connection with the road show.

          9.   Indemnity and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity, with respect to any preliminary prospectus, shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

          (b) The Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to either of the Selling Shareholders furnished to the Underwriters in writing by either of the Selling Shareholders expressly for use therein; provided, however, that the foregoing indemnity, with respect to any preliminary prospectus, shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

          (c) If (i) a judgment, decision or order for the payment of money shall be rendered by a court of law, arbitral authority or regulatory agency against the Company in respect of the indemnification provided for in Section 9(a) and such judgment, decision or order is not subject to further appeal and has not been paid in full in accordance with the terms of such judgement, decision or order, (ii) the Company is obligated under the terms of any settlement of a pending or threatened proceeding to make a payment in respect of the indemnification provided for in Section 9(a) and such payment is not paid in full in accordance with the terms of such settlement, (iii) the Company is not able to pay its debts as they become due (unless such debts are the subject of a bona fide dispute) or would be rendered unable to pay its debts as they become due by reason of the satisfaction of any of its obligations under Section 9(a) or (iv) proceedings have been instituted by or against the Company under any bankruptcy, reorganization, suspension of payments or insolvency law or other law for the relief of debtors, then the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact relating to the Subject Matter (as hereinafter defined) contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact relating to the Subject Matter required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the liability of the Selling Shareholders pursuant to this Section 9(c) shall not exceed the net proceeds from the sale of the Shares (before deducting expenses) received by the Selling Shareholders; provided, further, that the foregoing indemnity, with respect to any preliminary prospectus, shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof. "Subject Matter" means all matters relating to Enbrel(R) (entanercept), including, without limitation, raw materials, manufacturing and manufacturing facilities, quality assurance, vialing, labeling, shipping and other production, capacity and supply matters, government regulation and approvals, intellectual property, marketing, competition, revenues and expenses, research, preclinical and clinical results and safety and efficacy.

          (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or either of the Selling Shareholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b), 9(c) or 9(d), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholders and all persons, if any, who control either Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of the Selling Shareholders, such firm shall be designated in writing by AHP. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (f) To the extent the indemnification provided for in Section 9(a), 9(b), 9(c) or 9(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (g) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (h)  The indemnity and contribution provisions contained in this
     Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, either Selling Shareholder or any person controlling either Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          10. Termination. This Agreement shall be subject to termination by notice given by you to the Company and the Selling Shareholders, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Additional Shares, prior to the Option Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Selling Shareholders shall be unable to perform their obligations under this Agreement, the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              Very truly yours,


                              IMMUNEX CORPORATION



                              By: /s/ Edward V. Fritzky
                                 -----------------------------
                                 Name: Edward V. Fritzky
                                 Title: President and Chief Executive Officer

                              AMERICAN HOME PRODUCTS CORPORATION



                              By: /s/ Kenneth Martin
                                 -----------------------------
                                 Name: Kenneth Martin
                                 Title: Senior Vice President, Chief Financial
                                        Officer

                              MDP HOLDINGS, INC.



                              By: /s/ Kenneth Martin
                                 -----------------------------
                                 Name: Kenneth Martin
                                 Title:

Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Robertson Stephens, Inc.


Acting severally on behalf
of themselves and the
several Underwriters named
in Schedule I hereto.


By:  Morgan Stanley & Co. Incorporated

     By: /s/ Katina J. Dorton
        ---------------------------
        Name: Katina J. Dorton
        Title: Principal

                                                                      SCHEDULE I

                           Underwriter                                Number of Firm Shares
                                                                         To Be Purchased
Morgan Stanley & Co. Incorporated................................              17,010,250
Merrill Lynch, Pierce, Fenner & Smith                                          17,010,250
  Incorporated...................................................
Credit Suisse First Boston Corporation...........................               7,483,000
Lehman Brothers Inc..............................................               7,483,000
Banc of America Securities LLC...................................               4,088,000
Bear, Stearns & Co. Inc. ........................................               4,088,000
Robertson Stephens, Inc. ........................................               4,088,000
Adams, Harkness & Hill, Inc. ....................................                 583,300
Sanford C. Bernstein & Co., Inc. ................................                 583,300
Chase Securities Inc. ...........................................                 583,300
Commerzbank Capital Markets Corporation..........................                 583,300
Dain Rauscher Wessels............................................                 583,300
  A Division of Dain Rauscher
D.A. Davidson & Co. Incorporated.................................                 583,300
First Union Securities, Inc. ....................................                 583,300
Fortis Bank......................................................                 583,300
Janney Montgomery Scott Inc. ....................................                 583,300
Edward D. Jones & Co., L.P. .....................................                 583,300
Leerink Swann & Company..........................................                 583,300
Neuberger Berman, LLC............................................                 583,300
Prudential Securities Incorporated...............................                 583,300
Ragen MacKenzie, A Division of Wells Fargo Investments LLC.......                 583,300
U.S. Bancorp Piper Jaffray Capital Markets.......................                 583,300
                                                                               ----------
                            Total................................              70,000,000
                                                                               ==========

                                                                     SCHEDULE II


             Selling Shareholder                     Number of
                                                    Firm Shares
                                                    To Be Sold

American Home Products Corporation..........        15,544,041

MDP Holdings, Inc. .........................        34,455,959
                                                    ----------

                Total.......................        50,000,000
                                                    ==========